                                                                    EXHIBIT 23.3








INDEPENDENT ACCOUNTANTS' CONSENT


We consent to the incorporation by reference in this Registration Statement of EPIQ Systems, Inc. on Form S-3 of our report dated February 25, 2000, included in and incorporated by reference in the Annual Report on Form 10-K of EPIQ Systems, Inc. for the year ended December 31, 2000, and to the use of our report dated February 25, 2000, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/  Baird, Kurtz & Dobson


Kansas City, Missouri
May 22, 2001